Exhibit 10.5

                                    UNSECURED
                                 PROMISSORY NOTE

$850,000.00                                              Oklahoma City, Oklahoma
                                                               February 14, 2005

     For value received, the undersigned, BEE/7HBF, LLC, an Oklahoma limited liability company (the "Maker"), agrees to all of the terms of this Promissory Note (this "Note") and promises to pay to the order of 7HBF, Ltd., a Texas limited partnership (the payee, its successors and assigns are hereinafter called the "Holder"), at Enterprise Plaza, Suite 320, 5600 N. May, Oklahoma City, Oklahoma 73112, or at such other place as may be designated in writing by the Holder of this Note, the principal sum of EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($850,000.00) or, if less than such amount, the aggregate unpaid principal amount of all advances or loans made by the Holder to the Maker, and all interest accruing thereon. Advances will be made by the Holder to the Maker in accordance with the Terms Sheet contained at Pages 1-2 of the revised Confidential Private Placement Memorandum dated February 7, 2005 between The Beard Company and John Harvison, or as subsequently agreed to by the parties. This Note will be payable as follows:

         Prior to Default the unpaid principal balance of this Note will bear interest at the current Applicable Federal Mid Term Rate of 3.83% (the "Applicable Rate"). Interest will commence to accrue on the date advances or loans are made on the Note and thereafter until the Note is paid in full. Payments of accrued interest shall be due and payable annually commencing on February 14, 2006. The Maker will have the sole power to determine when and in what amounts principal payments will be made on the Note from available LLC funds. All obligations evidenced by and owing pursuant to the terms of this Note, including unpaid principal and interest, are due and payable February 14, 2010 (the "Maturity Date").

     Both principal and interest owing pursuant to the terms of this Note are payable in the lawful currency of the United States of America and in immediately available funds. All advances made on the Note will be applied to the Note when received by the Maker hereof. All payments made on this Note will be applied to this Note when received by the Holder hereof. Any sum not paid when due will bear interest at the rate equal to the Applicable Rate plus six percent (6%) and will be paid at the time of, and as a condition precedent to, the curing of any "Default", as that term is hereinafter defined in this Note. During the existence of any Default, the Holder of this Note may apply payments received on any amount due hereunder or under the terms of any instrument hereafter evidencing or securing said indebtedness as the Holder may determine. The Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Holder's rights hereunder, the Maker will pay to the Holder all reasonable attorney's fees and all expenses incurred by the Holder in connection therewith.

     The undersigned has no in personam liability for the payment of this Note.

                                                                         /s/HMJr

THIS NOTE IS GIVEN BY THE MAKER AND ACCEPTED BY THE HOLDER PURSUANT TO A LENDING TRANSACTION CONTRACTED, CONSUMMATED, AND TO BE PERFORMED IN OKLAHOMA CITY, OKLAHOMA COUNTY, OKLAHOMA, AND THIS NOTE SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF OKLAHOMA.

     The payment of all indebtedness evidenced by this Note is unsecured. However, in the event of any Default, the Holder may request, and the Maker agrees to furnish to the Holder, agreeable collateral and such security agreements as the Maker may reasonably require to secure the indebtedness.

     At the option of the Holder, the unpaid balance of this Note, and all other obligations of the Maker to the Holder, whether direct or indirect, absolute or contingent, now existing or hereafter arising, shall become immediately due and payable without presentment, protest, notice or demand upon the occurrence or existence of one or more of the following events or conditions ("Default"):

     1. any payment required by this Note or any other note or obligation of the Maker to the Holder or to others is not made when due in the amount required; and

     2. any default or breach occurs in the performance of any covenant, obligation, representation, warranty, or provision contained in this Note or in any other note or obligation of the Maker to Holder or to others;

     No waiver of any payment or other right under this Note by the Holder shall operate as a waiver of any other payment or right. Any payments hereunder may, at the option of the Holder, be recorded on this Note and shall be prima facie evidence of such payments and the unpaid balance of this Note.

     The Maker waives presentment for payment, protest and notice of nonpayment.

     IN WITNESS WHEREOF, the Maker has executed this instrument as of the 16th day of February, 2005, effective as of February 14, 2005.


                               BEE/7HBF, LLC, an Oklahoma
                               limited liability company

                               By   /s/ Herb Mee, Jr.
                                    Herb Mee, Jr., Vice President


                                                                         /s/HMJr